EXHIBIT 10.2

NN, Inc. has amended Schedule A to the Employment Agreements (the "Employment Agreements") of the following executive officers:

James O. Anderson
James H. Dorton
Frank T. Gentry
Jeffrey Hodge
William C. Kelly, Jr.
Robert Sams
Thomas Zupan

The text of the Amended Schedule A is attached hereto and incorporated by reference herein.  All other terms and conditions of the Employment Agreements remain unchanged.

Amended Schedule A

    Executive's Severance Payment shall be a lump sum payment equal to:

        1.    2.0 times Executive's base salary (as of the date of Executive's termination); plus

    2.    1.0 times Executive's median bonus available at the following bonus target percentage:
       40%.